Exhibit 10.4

MEMORANDUM OF AGREEMENT made as of the 20th day of July, 2012

BETWEEN

 MARINE DRIVE MOBILE CORP.

 (Marine Drive Mobile)

AND

PAY2GATE LLC

(Pay2Gate)

WHEREAS:

A. Marine Drive Mobile is engaged, inter alia, in the development of a deal management system technology platform called the “DMS”, as more particularly described in Schedule “A”;

B. Pay2Gate is the owner of a m-commerce business as described in Schedule “B” to this Agreement;

C. Marine Drive Mobile and Pay2Gate desire to form a joint venture for the purpose of undertaking the development, marketing, licensing and maintenance of certain Technology (“Technology”), which shall have the capabilities and functions described in Schedule “C” annexed hereto, which may be amended from time to time by the Parties to add additional Technology [and such other services and products as Marine Drive Mobile and Pay2Gate may from time to time unanimously agree upon (such Technology and such other services and products herein called the “Products”)];

NOW THEREFORE in consideration of the premises and mutual covenants herein set forth and provided for, the Parties hereto covenant and agree as follows:

1. Formation of Joint Venture

1.1 Organization and interest of Parties -- Marine Drive Mobile and Pay2Gate hereby agree to form a joint venture (“Joint Venture”) for the purposes set forth in paragraph 1.04 hereof. Unless otherwise agreed upon by the Parties hereto, the respective interests of the Parties in and to the Products and the obligations and liabilities of each of the Parties hereto as among themselves in connection with the Joint Venture and with respect to any and all liabilities and losses in connection therewith shall be in the following proportions:

Marine Drive Mobile                       75%

Pay2Gate                                           25%

As used herein, “Interest” shall mean, as to each Party, the undivided percentage interest of such Party in the Joint Venture as the same may exist from time to time.

1.2 Place of business – [deleted]

1.3 Term -- The Joint Venture shall commence on August 1, 2012 and shall continue for a period of one year, after which it shall renew annually for a further periods of one year each, until terminated in the manner herein provided for.

1.4 Purposes of the Joint Venture -- The purposes of the Joint Venture are:

(1) to develop, market, license, sell and maintain the m-commerce platform described in Schedule “C” (the “Products”), and

(2) to engage in all such other activities, whether or not related to the Products, which the Parties may from time to time specify.

1.5 Fiscal period and books of account-- The fiscal period of the Joint Venture shall terminate on July 31 each year or on such date in each year as the Parties may from time to time determine. The Joint Venture shall keep true and accurate books of account and records in accordance with International Financial Reporting Standards (IFRS) applied on a consistent basis.

1.6 Rights and obligations -- The rights and obligations under the Joint Venture of each of the Parties to the Joint Venture shall be in every case several and not joint or joint and several. Nothing contained in this agreement shall be deemed to constitute either Party as the partner, agent or legal representative of the other Party, or to create any fiduciary relationship between them for any purpose whatsoever. Neither Party hereto shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party.

1.7 Liabilities -- Except as otherwise provided herein, the liabilities arising out of the Joint Venture shall be borne by the Parties in proportion to their respective Interests.

1.8 Business of Marine Drive Mobile and Pay2Gate-- Except as may be otherwise expressly provided in this agreement and except with respect to its participation, direct or indirect, in the Joint Venture, nothing herein shall be deemed to restrict in any way the freedom of any Party to conduct as it sees fit any business or activity whatsoever, regardless of whether such business or activity is in competition with the Joint Venture, including, without limitation, the provision to customers of the Joint Venture of services such as maintenance, training and the supply of documentation and enhancements, without any accountability to the other Party; provided that no such business or activity shall relate to Technology which is directly competitive with the Technology.

1.9 Employees of Marine Drive Mobile and Pay2Gate -- Each of Marine Drive Mobile and Pay2Gate hereby covenant and agree each with the other that it shall not, without the prior written consent of the other Party, solicitor make offers of employment to, directly or indirectly, any employees of such other Party.

1.10 Ownership and copyright regarding the DMS -- The software described in Schedule “A”  and all copyright and other intellectual property rights therein shall be owned by Marine Drive Mobile.

1.11 Ownership and copyright regarding the Pay2Gate website and software –  The software described in Schedule “B”  and all copyright and other intellectual property rights therein shall be owned by Pay2Gate .

1.12 Ownership and copyright regarding the Products – The Products described in Schedule “C”  and all copyright and other intellectual property rights therein shall be owned jointly by Marine Drive Mobile and Pay2Gate.

2. Management of the Joint Venture

2.1 Management Committee – Marine Drive Mobile and Pay2Gate agree that forthwith upon execution of this agreement, they shall form and constitute a management committee (“Management Committee”) which shall have responsibility for the general operation, administration and arrangement of the Joint Venture and shall decide all matters of policy relating to such business. In particular, the Management Committee shall cause the terms of this agreement to be implemented and give such directions to the Parties as may be necessary from time to time. The Management Committee may, from time to time, delegate any powers and responsibilities to any person as it may see fit. The Management Committee shall be comprised of two members (“Nominees”), of whom one shall be appointed by each of Marine Drive Mobile and Pay2Gate. Each Party shall be entitled, from time to time, to change its Nominees upon written notice to the other Party. Such change of Nominee shall be effective upon receipt of notice by the other Party.

2.2 Meetings and notice – The Parties agree to have quarterly review meetings of the Management Committee, such meeting to be held in person.  In addition a Party may, by giving at least 12 days' written notice sent by e-mail or delivered personally to each Nominee, summon a meeting of the Management Committee at a place and time to be set out in the notice; provided that a meeting may be held on shorter notice or without notice. Meetings shall be held at such place as the Nominees may unanimously agree upon. A notice summoning a meeting will describe in reasonable data the matters proposed to be discussed at such meeting and no other matters will be discussed without the consent of one Nominee of each Party. A Party or Nominee may have a reasonable number of advisors present at any meeting.

2.3 Quorum -- A quorum for any meeting of the Management Committee shall consist of one Nominee of each Party and no business shall be transacted at any meeting unless a quorum is present throughout the meeting.  A meeting of the Management Committee at which a quorum is present shall be competent to exercise all or any of the authority, power and discretion bestowed upon the Management Committee by this agreement.

2.4 Voting -- All matters to be determined at a meeting of the Management Committee shall be decided by the unanimous vote of the Nominees present in person. All matters so determined will be binding upon the Parties.

2.5 Expenses -- All costs and expenses incurred by the Nominees in connection with the carrying out of the terms of this agreement or the management of the Joint Venture shall be borne by the Party whose Nominee incurred the cost and/or expense.

2.6 Chairman – [deleted]

2.7 Written consent in lieu of meeting -- A decision on any matter evidenced by the consent in writing of all Nominees shall be as valid as if it had been decided at a duly called and held meeting of the Management Committee . Each decision consented to in writing may be in counterparts, which together shall be deemed to constitute one decision.

2.8 Other procedures -- The Management Committee may make such other rules governing procedure at its meetings as it may decide provided that if any such rule is inconsistent with any provision of this agreement this agreement shall apply to the exclusion of such rule.

2.9 Reporting -- The Management Committee shall cause to be prepared and shall deliver to the Parties such financial statements and other information concerning the Joint Venture as the Parties may agree.

3. Contributions to the Joint Venture

3.1 Contributions of Marine Drive Mobile -- The contribution of Marine Drive Mobile to the Joint Venture shall be as follows:

(1) the performance by it of its obligations as set forth in paragraph 4.1 of this agreement;

(2) Marine Drive Mobile will fund 20% of the Joint Venture as determined by the Management Committee.

3.2 Contribution of Pay2Gate -- The contribution of Pay2Gate to the Joint Venture shall be as follows:

(1) the performance by it of its obligations as set forth in paragraph 4.2 of this agreement;

(2) the payment by Pay2Gate of $200,000 plus 80% of all sums of money required for the purposes of the Joint Venture as determined by the Management Committee.

4. Obligations of the Parties

4.1 Obligations of Marine Drive Mobile -- The obligations of Marine Drive Mobile in carrying out the purposes of the Joint Venture are set out in the “Scope of Work of Marine Drive Mobile” attached hereto as Schedule “D”; [or to be agreed upon between the Parties]

4.2 Obligations of Pay2Gate -- The obligations of Pay2Gate in carrying out the purposes of the Joint Venture are as set out in the “Scope of Work of Pay2Gate” attached hereto as Schedule “E”; [or to be agreed upon between the Parties.]

5. Pricing and Licensing of the Products

5.1 Basis of price determination -- Unless otherwise determined by the Parties, pricing of the Products shall be determined on the following basis:

5.2 Marketing -- The obligations of the Parties with respect to the marketing of the Products shall be as set forth in paragraph 4. All expenses reasonably incurred by either Party or the Joint Venture with respect to the fulfillment of such obligations, including, without limitation, travel expenses, shall, subject to paragraph 6, shall be borne by the Joint Venture.

5.3 Licensing -- Marine Drive Mobile hereby grants to Pay2Gate a limited, non-exclusive royalty-free license to use the software described in Schedule “A” and all copyright and other intellectual property rights therein during the term of this Agreement.

5.4 Distribution of gross revenue of the Joint Venture -- All revenue howsoever received by the Joint Venture during any fiscal period of the Joint Venture shall be allocated as follows:

20 % to Marine Drive Mobile, and

80 % to Pay2Gate

6. Access to Pay2Gate's computer system

6.1 Use by Marine Drive Mobile for development -- In order to fulfill Marine Drive Mobile's obligations under paragraph 4.01 hereof, Pay2Gate agrees to provide Marine Drive Mobile with access to and usage of the Pay2Gate computer system and network in connection with the development by Marine Drive Mobile of the System.

7. Development of Technology

7.1 Initial timetable – Scope of Work -- As soon as possible after the formation of the Joint Venture, Marine Drive Mobile shall provide Pay2Gate with a list detailing the range of tasks to be completed by Marine Drive Mobile in order to program the Technology. With respect to the first such task, Marine Drive Mobile shall include an estimate of the number of man-hours and total cost required to complete such task and an estimated date of completion for such task.

7.2 Subsequent timetables -- As soon as possible after the completion of the first task referred to in paragraph 7.1 hereof and thereafter each subsequent task, Marine Drive Mobile shall provide Pay2Gate with a description of the next task required to be completed by Marine Drive Mobile in respect of the programming of the Technology together with an estimate of the number of man-hours and total cost required to complete such task and an estimated date of completion for such task.

7.3 Best efforts and extensions of time -- Marine Drive Mobile shall use its best efforts and shall take such steps as may be necessary or advisable to ensure the timely fulfillment of its obligation to program the Technology in accordance with the timetables referred to in paragraphs 7.1 and 7.2.

8. Use of Names

8.1 Use of Marine Drive Mobile's name -- Neither Pay2Gate nor the Joint Venture shall, without the prior written consent of Marine Drive Mobile, make any use, in advertising or elsewhere, of Marine Drive Mobile's name or any of its trade marks, except as provided in this Agreement.  During the term of this agreement and in accordance with the limitations of this paragraph 8.1, Pay2Gate or the Joint Venture may advertise Products (“Advertising”) using the Marine Drive Mobile’s trademark and such other trade marks and proprietary words or symbols as Marine Drive Mobile may adopt from time to time (collectively “Marine Drive Mobile Trade Marks”) and authorize Pay2Gate or the Joint Venture to use; provided that any such use of Marine Drive Mobile Trade Marks shall be

(a) only in conjunction with Products, and

(b) only upon written approval of Marine Drive Mobile

 in respect of each advertisement, brochure, or other item of Pay2Gate or the Joint Venture containing any Marine Drive Mobile Trade Marks and for every modification thereof. Purchaser shall not hold out in any way that it is the owner or registered user of any Marine Drive Mobile Trade Marks and nothing contained herein will grant to Pay2Gate or the Joint Venture any right, title or interest in any of the Marine Drive Mobile Trade Marks either alone or in association with other words or names. In the event Pay2Gate or the Joint Venture use Marine Drive Mobile Trade Marks in Advertising, Pay2Gate or the Joint Venture shall identify all Products featured in such Advertising which are not purchased or licensed from Marine Drive Mobile as non-Marine Drive Mobile Products to the Customers of the Joint Venture.

8.3 Use of name after termination -- Marine Drive Mobile and Pay2Gate agree that their participation in the Joint Venture shall not give either of them or their respective successors or assigns any rights whatsoever in the other Party's name or trade marks or the name of the Joint Venture after the termination of this agreement.

9. Representations and Warranties

9.1 Representations and warranties of Marine Drive Mobile -- Marine Drive Mobile hereby represents and warrants as follows:

(1) that it has full right, power and authority to enter into and carry out this Agreement and has been and is on the date of this agreement duly authorized by all necessary and appropriate corporate or other action to execute this agreement;

(2) that it has no prior commitments, arrangements or agreements with any other person which might interfere with, or preclude the carrying out of its obligations under this agreement, and

(3) that it has no knowledge or information indicating that the Technology in any way infringes upon patents, trade marks or trade secrets owned by any other persons.

9.2 Representations and warranties of Pay2Gate -- Pay2Gate hereby represents and warrants as follows:

(1) that it has full right, power and authority to enter into and carry out this Agreement and has been and is on the date of this agreement duly authorized by all necessary and appropriate corporate or other action to execute this agreement;

(2) that it has no prior commitments, arrangements or agreements with any other person which might interfere with, or preclude the carrying out of its obligations under this agreement, and

(3) that it has no knowledge or information indicating that the Technology in any way infringes upon patents, trade marks or trade secrets owned by any other persons.

10. Maintenance and Transfer of Interests

10.1 Maintenance of interests -- It is the intent of the Parties hereto that their respective Interests in the Joint Venture be maintained at all times.  No change shall be effected without the consent of both Parties.

10.2 General restriction on transfers and encumbrances -- Except as otherwise expressly provided for in this agreement, Marine Drive Mobile and Pay2Gate mutually covenant and agree not to sell, assign, pledge or in any other manner transfer title or rights to, or otherwise encumber, their respective Interests in the Joint Venture.

10.3 Transfer to an affiliate -- A Party may from time to time, upon notice in writing to the Other Party, transfer all or any part of its Interest to a corporation (an “Affiliate”) that is the parent or a subsidiary of such Party or a subsidiary of the parent of such Party or is controlled by the same person as such Party.  For the purposes hereof, a corporation is deemed to be controlled by a person if shares of the corporation carrying voting rights sufficient to elect a majority of the directors of the corporation are held, directly or indirectly, other than by way of security only, by or on behalf of that person and the relationship of parent and subsidiary is deemed to exist where one corporation is controlled by another corporation.  The Selling Party shall also deliver, if requested by the Other Party, the signed resignations of its Nominees together with releases from such Nominees of all claims against the Joint Venture.  Any such resignations and releases shall not take effect unless and until the Other Party acquires the Holding in accordance with the offer to sell.  No transfer of an Interest to an affiliate shall be effective unless the transferee shall have executed all such documents as may be necessary to make such transferee bound by this agreement and unless the transferor shall have provided a guarantee of the obligations of the transferee pursuant to this agreement.

11. Default and Termination

11.1 Events of default -- For the purposes of this agreement, default by a Party hereto shall be deemed to have occurred in each of the following instances, namely:

(1) if the Party shall refuse or omit to do any act or undertaking required to be done or completed pursuant to the terms of this agreement within 5 days of receiving written notice from the other Party specifying the non-compliance;

(2) if the Party shall refuse to pay to the other Party or the Joint Venture, as the case may be, any funds agreed to be paid in accordance with the provisions of this agreement;

(3) if the Party or all of its Nominees shall fail to attend 2 consecutive meetings of the Management Committee after having received the required notice of such meetings;

(4) if the Party should dispose of or attempt to dispose of all or any part of its Interest without complying with the terms and conditions of this agreement;

(5) if the Party defaults under any of the covenants contained in any document required to be executed in order to carry out the terms of this agreement, whether or not such Party is in default hereunder, unless such default has been duly waived or cured;

(6) if an effective order is made or resolution passed for the winding up of the Party;

(7) if the Party becomes insolvent or makes an authorized assignment for the benefit of its creditors or commits any voluntary or involuntary act of bankruptcy;

(8) if any execution, extent, attachment, distress or other process of any court is made or attaches to the Interest of the Party in the System or the Joint Venture and any such execution, extent, attachment, distress or other process is not satisfied within 30 days;

(9) if a Receiver is appointed in respect of any of the assets of the Party including, without limitation, its Interest in the System or the Joint Venture; or

(10) if the Party ceases or threatens to cease to carry on its business or its participation in the Joint Venture.

11.2 Action in case of default -- If either Party should be in default, pursuant to the provisions of paragraph, the other Party shall have the right to terminate this agreement immediately.

11.3 Events on termination -- This agreement may be terminated as herein before provided or upon not less than one months' prior written notice by one Party to the other Party or forthwith upon the mutual determination by the Parties to terminate this agreement. In the event of any such proposed termination of this agreement, the following shall apply:

(1) the liabilities of the Joint Venture shall be satisfied or provided for;

(2) the assets of the Joint Venture, other than the Technology, shall be distributed to the Parties in proportion to their respective Interests;  and

(3) this agreement shall be terminated and the Joint Venture shall thereupon be dissolved.

12. Indemnification

12.1 To the extent that a Party suffers any direct, indirect, incidental, consequential or exemplary damages as a result of its participation in the Joint Venture, unless due to its own negligence or willful act or omission, the other Party shall indemnify and save such Party harmless from any and all claims, demands, damages, actions, suits, liabilities and losses of any kind or character on account of damages or losses to persons or property, from any cause or casualty arising out of or in connection with the performance of this agreement.

12.2 Each of the Parties shall indemnify and hold harmless the other, and each director, officer, employee, agent and representative of such other Party, from and against any and all losses, claims, damages and liabilities arising out of any negligence or willful act or omission of such representatives of such indemnitor, done or undertaken in connection with the Joint Venture, unless pursuant to authorization expressly granted herein or by other express agreement in writing between the Parties.

13. Confidentiality

13.1           “Confidential Information” shall mean any information or material which is proprietary to each Party or which is designated as Confidential Information by the Party which owns it, whether or not such information is owned or developed by that Party, which is not generally known other than by the Party which owns it, and which the other Party may obtain knowledge of through or as a result of this Joint Venture, by access to the other Party’s premises or servers, or communications with the other Party’s employees or independent contractors.

13.2           Without limiting the generality of the foregoing, Confidential Information includes, but is not limited to, designs, concepts, drawings, ideas, inventions, specifications, techniques, discoveries, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, know-how, new product or new technology information, marketing techniques and materials, marketing plans, timetables, strategies and development plans (including prospective trade names or trademarks), customer names and other information relating to customers, pricing policies and financial information.

13.3           Confidential Information does not include information

(1)           that is now or later becomes generally know to the computer industry (other than as a result of a breach of this agreement);

(2)           that is independently developed by the other Party;

(3)           that the other Party lawfully obtains from any third Party who has lawfully obtained such information;  or

(4)           that is later published or generally disclosed to by the public by the Party which owns it.

Each Party shall bear the burden of showing that any of the foregoing exclusions in this clause 13.3 applies to any information or materials.

13.4           Each Party agrees to hold in confidence and not to disclose or reveal to any person or entity the Confidential Information of the other Party received as a result of the Joint Venture without the clear and express prior written consent of the Party which owns the Confidential Information.

13.5           Each Party agrees not to use or disclose any of the Confidential Information of the other Party received hereunder for any purpose at any time, other than for the limited purposes of the Joint Venture.  Without limiting the generality of the foregoing, a Party shall not disclose any Confidential Information to any of its employees except those employees who are required to have such Confidential Information in order to perform their functions in connection with the limited purpose of this Agreement.  Each permitted employee to whom Confidential Information is disclosed shall sign a non-disclosure agreement substantially the same as this Clause 14 prior to any Confidential Information being disclosed to such employee.

13.6           Neither Party shall copy, alter, modify, disassemble, reverse engineer or decompile any of the Technology or other materials provided to it by the other Party, whether provided in written or other tangible form, without the prior written consent of the Party which owns the Technology or other materials.

13.7           Each Party agrees to return to the other any and all materials provided to it by the other Party, together with any copies (including but not limited to, complete or partial copies incorporated into other materials) that may have been made, promptly upon the request of Party which owns it or, if not requested earlier, promptly after the purposes for which they were furnished have been accomplished or abandoned.

14.  Notice

14.1           Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by mailing the same postage prepaid or delivering the same by hand addressed as follows:

If to Marine Drive Mobile:
1278 Indiana, Suite 301
San Francisco, CA 94107

If to Pay2Gate:
1201 Orange St, Suite 600
Wilmington, DE 09899-0511

or to such other address as a Party may specify by notice and shall be deemed to have been received, if delivered by hand, on the date of delivery if it is a business day and otherwise on the next succeeding business day and, if mailed, on the fifth business day following the posting of the notice except if there is a postal dispute, in which case all communications shall be delivered.

15. Miscellaneous

15.1           This agreement shall not be assignable by either Party, and neither Party may delegate its duties hereunder, without the prior written consent of the other Party, which consent may be granted or denied in the sole discretion of the non-assigning Party, except that in the event that more than 50% of the capital stock of a Party is acquired by any person or entity, the other Party’s consent shall not be required for an assignment of this agreement to such person or entity.

15.2           This agreement shall enure to the benefit of and be binding on the Parties and their respective heirs, administrators, successors and assigns.

15.3           Each Party shall perform and deliver the deeds and documents and give the assurances as shall be reasonably required in order to fully perform and carry out and give effect to the terms of this agreement.

15.4           A waiver of any breach of the provisions of this agreement shall not be binding on any Party unless the waiver is in writing and the waiver shall not affect the Party's rights with respect to any future breach.

15.5           Time is of the essence in this agreement.

15.6           This agreement supersedes and replaces all previous agreements, whether written or oral, memoranda or correspondence between the Parties with respect to the subject-matter of this agreement.

15.7           Wherever in this agreement the singular number or masculine gender occurs, they shall be respectively construed as the plural or feminine or neutral, or vice versa, as the context or reference may require.

15.8           The headings of all paragraphs in this agreement are inserted for convenience of reference only, and shall not affect the construction of it.

15.9           This agreement shall be interpreted and construed in accordance with the laws of the State of California.

15.10           In case of conflict between the terms and provisions of this agreement and those in the schedules, the terms and conditions of this agreement shall govern and prevail.

15.11           This agreement may be executed in counterpart and the executed counterparts shall constitute one agreement.

In witness whereof the Parties have executed this agreement as of the day and year first written above.

Marine Drive Mobile Corp.

____________________________
Authorized Signatory

Pay2Gate LLC.

____________________________
Authorized Signatory

Schedule “A”

Intellectual Property of Marine Drive Mobile Corp.

Schedule “B”

Intellectual Property of Pay2Gate LLC

Schedule “C”

Intellectual Property of the Joint Venture

Schedule “D”

Scope of Work of Marine Drive Mobile Corp.

Schedule “E”

Scope of Work of Pay2Gate LLC.